Provident New York Bancorp Announces Second Quarter 2012 Earnings of $0.15 per Diluted Share

MONTEBELLO, NY -- (Marketwire - April 23, 2012) - Provident New York Bancorp (NYSE: PBNY), the parent company of Provident Bank, today announced second-quarter results for the period ended March 31, 2012. Net income for the quarter was $5.7 million, or $0.15 per diluted share, compared to net income of $3.6 million, or $0.10 per diluted share for same quarter last year and $5.7 million, or $0.15 per diluted share for the linked quarter ended December 31, 2011.

President's Comments
Jack Kopnisky, President and CEO, commented, "In the second fiscal quarter we continued to see the impact of our growth strategy. We are seeing success in several areas as a result of our focus on strong, consistent execution of this strategy. We have now completed the hiring of five experienced teams in the New York City area, which are beginning to build a meaningful pipeline of high quality opportunities. We have also completed the restructuring of teams in our legacy markets, bringing our total number of commercial banking teams to thirteen. Our growth in deposits is strong, with an increase of $233.4 million or 10.9% between December 31, 2011 and March 31, 2012. Commercial loan growth also continues to be very strong up 16.3 percent year over year and 4.1 percent over the linked quarter.

"In addition, as part of our strategy, we have also made significant progress in our planned acquisition of Gotham Bank. We have filed all regulatory applications for approval of the Gotham acquisition, and have detailed project plans in place for the Gotham integration, which is expected during our fourth quarter of 2012.

"However, the quarter was not without challenges as we saw an increase in non-performing loans of $6.0 million due to continued movement within certain sectors such as our legacy ADC portfolio, which in part led to a provision of $2.9 million during the quarter. We continue to focus on the ADC portfolio and the systematic work-out of non-performing credits as appropriate."

Key items for the quarter

  Commercial loan originations were $129.1 million compared to $87.6 million for the same quarter last year and $186.7 million in the linked quarter.
  Net interest margin improved by 3 basis points over the linked quarter to 3.57 percent.
  Securities gains during the quarter were $1.7 million, after tax.
  Provisions for loan losses were $2.9 million for the quarter compared to $2.0 million for the linked quarter, and $2.1 million for the same quarter last year.

Net Interest Income and Margin
Second quarter fiscal 2012 compared with second quarter fiscal 2011
Net interest income was $23.9 million for the second quarter of fiscal 2012, up $1.4 million from the same quarter of fiscal 2011. Reflecting the current interest rate environment, the tax-equivalent yield on investments decreased 10 basis points and loan yields were down 37 basis points compared to the second quarter fiscal 2011. As a result, the yield on interest-earning assets declined 29 basis points. The cost of deposits decreased 10 basis points to 0.21 percent, and the cost of borrowings decreased by 6 basis points to 3.52 percent. The resulting net interest margin on a tax-equivalent basis was 3.57 percent for the second quarter of fiscal 2012, compared to 3.68 percent for the same period a year ago.

Second quarter fiscal 2012 compared with linked quarter ended December 31, 2011
Net interest income for the quarter ended March 31, 2012 increased compared to the linked quarter ended December 31, 2011 by $667,000. The tax-equivalent net interest margin increased to 3.57 percent from 3.54 percent in the linked quarter. The high cash balance at the Federal Reserve depressed net interest margin by 10 basis points in the linked quarter compared to 2 basis points in the current quarter. The overall yield on loans decreased 10 basis points to 5.03 percent. The current quarter was negatively affected by declining yields on commercial real estate originations. The yield on the investment portfolio decreased 15 basis points. The overall yield on earning assets decreased 4 basis points to 4.22 percent. The cost of deposits declined 2 basis points, reflecting the already low level of deposit pricing. The average cost of borrowings decreased 13 basis points, as the Company's FDIC guaranteed borrowing matured in February 2012.

Noninterest Income
Second quarter fiscal 2012 compared with second quarter fiscal 2011
Noninterest income totaled $8.0 million for the second quarter, an increase of $2.2 million over the second quarter of fiscal 2011. The primary driver of the increase was higher gains on sales of securities of $2.2 million.

Second quarter fiscal 2012 compared with linked quarter ended December 31, 2011
Noninterest income increased $795,000 on a linked quarter basis, mainly due to higher gains on the sale of securities of $910,000.

Noninterest Expense
Second quarter fiscal 2012 compared with second quarter fiscal 2011
Noninterest expense decreased $501,000, when compared to the second quarter fiscal 2011. Lower occupancy expense was offset by increases in compensation and benefits during the quarter from new hires associated with the Company's expansion into the New York City market of $554,000. The second quarter of 2012 also included $299,000 of merger related expenses.

Second quarter fiscal 2012 compared with the linked quarter ended December 31, 2011
On a linked quarter basis, noninterest expense increased $569,000. Increases were seen primarily in compensation and benefits, due to the New York City expansion, offset in part by reductions in occupancy expenses.

Income Taxes
The Company recorded income tax expense for the second quarter of 2012 at an effective rate of 26 percent compared to 19.1 percent for the same period in fiscal 2011 due to higher BOLI income and larger tax-exempt municipal security interest relative to pre-tax income in fiscal 2011.

Credit Quality
Nonperforming loans increased to $52.0 million at March 31, 2012 from $45.9 million at December 31, 2011. While the net increase was spread amongst the commercial real estate, ADC and residential secured portfolios, negative migration in the ADC portfolio was the most significant. Net charge-offs for the quarter ended March 31, 2012 were $3.3 million compared to $1.6 million for the linked quarter and $3.0 million for the second quarter of fiscal 2011. Charge-offs resulted primarily from write-downs of residential and commercial real estate in the process of foreclosure. Further, the linked quarter net charge offs benefited from $1.0 million in recoveries compared to $165,000 in this quarter. The provision was $2.9 million for the current quarter, resulting in an allowance for loan losses of $27.8 million, or 53 percent of non-performing loans at March 31, 2012. This compares to 62 percent at December 31, 2011 and 81 percent at March 31, 2011. The provision was less than charge-offs as a portion of the charge-offs were previously covered by specific reserves. We continue to see limited formation of new problem loans. Substandard loans decreased $10 million due to upgrades. Special mention loans grew due to a downgrade of one loan, which is strongly supported by the paying capacity of the borrower, as well as the previously mentioned upgrades from substandard status.

Key Balance Sheet Changes

  The balance sheet increased $126.7 million or 4.1 percent compared to December 31, 2011 due primarily to increases in investment securities of $60.0 million and gross loans of $23.2 million funded by deposit growth of $233.4 million.
  Deposits increased $48.6 million compared to December 31, 2011, excluding municipal and wholesale deposits, with the majority coming from retail transaction and savings accounts. Wholesale deposits were $34.1 million and $54.9 million at March 31, 2012 and December 31, 2011, respectively.
  Total loan originations during second quarter fiscal 2012 were $166.6 million compared to $117.4 million for the same quarter last year and $231.6 million in the linked quarter. Commercial real estate balances including multi-family loans increased by $52.4 million or 6.5% over December 31, 2011 levels, more than offsetting declines in other categories.
  Securities increased $60.0 million over December 31, 2011 levels, primarily due to purchases of $160.8 million in securities during the second quarter partially offset by sales of $67.1 million with associated gains of $2.9 million.

Capital and Liquidity
Provident Bank remained well-capitalized at March 31, 2012 with the Bank's Tier 1 leverage ratio at 8.55 percent. The Company's tangible capital as a percent of tangible assets decreased 32 basis points from December 31, 2011 levels to 9.02 percent at March 31, 2012, while tangible book value per share increased to $7.25 from $7.19 at December 31, 2011 (a reconciliation of these Non-GAAP equity ratios is included with the ratios listed on the last page). Total capital increased $2.0 million from December 31, 2011, to $439.7 million at March 31, 2012, due primarily to a net increase of $3.4 million in the Company's retained earnings offset by a $1.7 million decline in accumulated other comprehensive income.

About Provident New York Bancorp
Headquartered in Montebello, N.Y., Provident Bank, with $3.2 billion in assets, specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City marketplace through teams of dedicated and experienced relationship managers. Our franchise includes 36 Financial Centers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Provident Bank Web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                    March 31,   September 30,  December 31,
                                      2012           2011          2011
                                  ------------  -------------  ------------
Assets:
Cash and due from banks           $     89,019  $     281,512  $     43,687
Total securities                     1,027,541        849,884       967,538
Loans held for sale                      1,736          4,176         2,142
Loans:
  One- to four-family residential
   mortgage loans                      366,675        389,765       386,472
  Commercial real estate,
   commercial business               1,053,208        913,279     1,001,576
  Acquisition, development and
   construction loans                  163,808        175,931       167,934
  Consumer loans                       215,421        224,824       219,911
                                  ------------  -------------  ------------
        Total loans, gross           1,799,112      1,703,799     1,775,893
  Allowance for loan losses            (27,787)       (27,917)      (28,245)
                                  ------------  -------------  ------------
        Total loans, net             1,771,325      1,675,882     1,747,648
Federal Home Loan Bank stock, at
 cost                                   17,129         17,584        21,789
Premises and equipment, net             39,162         40,886        39,860
Goodwill                               160,861        160,861       160,861
Other amortizable intangibles            4,001          4,629         4,306
Bank owned life insurance               57,987         56,967        57,485
Foreclosed properties                    5,828          5,391         5,625
Other assets                            36,282         39,630        33,225
                                  ------------  -------------  ------------
        Total assets              $  3,210,871  $   3,137,402  $  3,084,166
                                  ============  =============  ============
Liabilities:
  Deposits
    Retail                        $    167,247  $     194,299  $    166,972
    Commercial                         314,177        296,505       307,004
    Municipal                           20,339        160,422        14,870
    Personal NOW deposits              198,084        164,637       178,226
    Business NOW deposits               34,407         37,092        33,844
    Municipal NOW deposits             182,098        200,773        98,847
                                  ------------  -------------  ------------
        Total transaction
         accounts                      916,352      1,053,728       799,763
    Savings                            479,648        429,825       444,803
    Money market deposits              698,899        509,483       579,955
    Certificates of deposit            274,089        303,659       311,034
                                  ------------  -------------  ------------
        Total deposits               2,368,988      2,296,695     2,135,555
  Borrowings                           313,849        323,522       417,043
  Borrowings Senior Note                     -         51,499        51,500
  Mortgage escrow funds and other
   liabilities                          88,335         34,552        42,386
                                  ------------  -------------  ------------
        Total liabilities            2,771,172      2,706,268     2,646,484
Stockholders' equity                   439,699        431,134       437,682
                                  ------------  -------------  ------------
        Total liabilities and
         stockholders' equity     $  3,210,871  $   3,137,402  $  3,084,166
                                  ============  =============  ============

Shares of common stock
 outstanding at period end          37,899,007     37,864,008    37,883,008
Book value per share              $      11.60  $       11.39  $      11.55

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                                           Three
                                           Months
                                           Ended
                   Three Months Ended     December      Six Months Ended
                       March 31,            31,             March 31,
                    2012        2011        2011        2012        2011
                ----------- ----------- ----------- ----------- ------------
Interest and
 dividend
 income:
  Loans and loan
   fees         $    22,153 $    22,039 $    22,149 $    44,302 $     45,244
  Securities
   taxable            4,415       3,531       3,990       8,405        7,061
  Securities
   non-taxable        1,599       1,901       1,774       3,373        3,826
  Other earning
   assets               244         332         255         499          732
                ----------- ----------- ----------- ----------- ------------
Total interest
 income              28,411      27,803      28,168      56,579       56,863
Interest
 expense:
  Deposits            1,217       1,585       1,313       2,530        3,227
  Borrowings          3,289       3,707       3,617       6,906        7,941
                ----------- ----------- ----------- ----------- ------------
Total interest
 expense              4,506       5,292       4,930       9,436       11,168
                ----------- ----------- ----------- ----------- ------------
Net interest
 income              23,905      22,511      23,238      47,143       45,695
Provision for
 loan losses          2,850       2,100       1,950       4,800        4,200
                ----------- ----------- ----------- ----------- ------------
Net interest
 income after
 provision for
 loan losses         21,055      20,411      21,288      42,343       41,495
Non-interest
 income:
  Deposit fees
   and service
   charges      $     2,706 $     2,643 $     2,790 $     5,496 $      5,410
  Net gain on
   sales of
   securities         2,899         748       1,989       4,888        4,950
  Other than
   temporary
   loss on
   securities             -           -         (38)        (38)           -
  Title
   insurance
   fees                 265         274         260         525          637
  Bank owned
   life
   insurance            502         553         518       1,020        1,047
  Gain on sale
   of loans             450         310         440         890          852
  Investment
   management
   fees                 800         789         765       1,565        1,532
  Fair value
   gain (loss)
   on interest
   rate caps            (40)         (2)         (3)        (43)         232
  Other                 389         480         455         844        1,018
                ----------- ----------- ----------- ----------- ------------
Total non-
 interest income      7,971       5,795       7,176      15,147       15,678
Non-interest
 expense:
  Compensation
   and benefits      11,395      11,183      10,549      21,944       22,411
  Retirement
   benefit
   settlement
   charge                 -         278           -           -          278
  Stock-based
   compensation
   plans                284         296         275         559          575
  Merger related
   expenses             299           -         247         546            -
  Restructuring
   charge
   (severance/br
   anch
   relocation)            -           -         376         376            -
  Occupancy and
   office
   operations         3,409       3,757       3,701       7,110        7,392
  Advertising
   and promotion        427         843         613       1,040        1,796
  Professional
   fees               1,056       1,043         927       1,983        2,105
  Data and check
   processing           710         691         672       1,382        1,333
  Amortization
   of intangible
   assets               305         371         323         628          783
  FDIC insurance
   and
   regulatory
   assessments          743         919         728       1,471        1,687
  ATM/debit card
   expense              425         366         411         836          759
  Foreclosed
   property
   expense              412         117         205         617           33
  Other               1,825       1,927       1,694       3,519        3,908
                ----------- ----------- ----------- ----------- ------------
Total non-
 interest
 expense             21,290      21,791      20,721      42,011       43,060
                ----------- ----------- ----------- ----------- ------------
Income before
 income tax
 expense              7,736       4,415       7,743      15,479       14,113
Income tax
 expense              2,035         842       2,026       4,061        3,820
                ----------- ----------- ----------- ----------- ------------
Net income      $     5,701 $     3,573 $     5,717 $    11,418 $     10,293
                =========== =========== =========== =========== ============
  Basic earnings
   per common
   share        $      0.15 $      0.10 $      0.15 $      0.31 $       0.27
  Diluted
   earnings per
   common share        0.15        0.10        0.15        0.31         0.27
  Dividends
   declared            0.06        0.06        0.06        0.12         0.12
Weighted average
 common shares:
  Basic          37,280,651  37,496,395  37,252,464  37,266,480   37,524,627
  Diluted        37,316,778  37,497,467  37,252,464  37,275,633   37,524,950

Selected Financial
 Condition Data:                       Three Months Ended
                    -------------------------------------------------------
(in thousands
 except share and
 per share data)     03/31/12   12/31/11   09/30/11    06/30/11   03/31/11
                    ---------- ---------- ----------  ---------- ----------
End of Period
Total assets        $3,210,871 $3,084,166 $3,137,402  $2,976,057 $2,919,291
Loans, gross (1)     1,799,112  1,775,893  1,703,799   1,685,272  1,684,827
Securities
 available for sale    852,717    785,462    739,844     919,805    833,179
Securities held to
 maturity              174,824    182,076    110,040      25,425     28,054
Bank owned life
 insurance              57,987     57,485     56,967      56,454     51,985
Goodwill               160,861    160,861    160,861     160,861    160,861
Other amortizable
 intangibles             4,001      4,306      4,629       4,967      2,857
Other non-earning
 assets                 80,020     78,710     85,907      88,321     96,809
Deposits             2,368,988  2,135,555  2,296,695   2,098,073  2,089,904
Borrowings             313,849    468,543    375,021     401,831    379,441
Equity                 439,699    437,682    431,134     429,037    420,269
Other comprehensive
 income related to
 investment
 securities
 reflected in
 stockholders'
 equity                 13,780     15,823     13,604       5,769     (3,146)
Average Balances
Total assets        $3,131,854 $3,062,520 $2,978,273  $2,915,988 $2,940,299
Loans, gross:
  Real estate-
   residential
   mortgage            374,498    385,269    398,420     384,582    386,592
  Real estate-
   commercial
   mortgage            838,935    752,325    681,165     648,371    619,145
  Real estate-
   Acquisition,
   Development &
   Construction        163,116    172,155    186,398     198,120    216,914
  Commercial and
   industrial          197,507    203,929    208,181     222,128    229,632
  Consumer loans       220,537    224,422    226,687     228,993    232,712
Loans total (1)      1,794,593  1,738,100  1,700,851   1,682,194  1,684,995
Securities
 (taxable)             799,753    696,293    717,893     688,445    684,834
Securities (non-
 taxable)              185,062    205,366    208,692     208,643    214,634
Total earning
 assets              2,792,042  2,715,027  2,634,941   2,580,429  2,594,131
Non earning assets     339,812    347,493    343,332     335,559    346,168
Non-interest
 bearing checking      503,539    500,621    486,504     464,197    468,031
Interest bearing
 NOW accounts          389,846    398,885    309,729     296,677    338,503
Total transaction
 accounts              893,385    899,506    796,233     760,874    806,534
Savings (including
 mortgage escrow
 funds)                463,971    445,236    461,566     444,913    416,777
Money market
 deposits              654,013    577,387    504,476     529,286    490,215
Certificates of
 deposit               284,737    302,713    371,907     346,903    367,099
Total deposits and
 mortgage escrow     2,296,106  2,224,842  2,134,182   2,081,976  2,080,625
Total interest
 bearing deposits    1,792,567  1,724,221  1,647,678   1,617,779  1,612,594
Borrowings             375,766    392,785    391,391     397,531    420,069
Equity                 439,384    431,129    433,841     424,961    419,847
Selected Operating
 Data:
Condensed Tax Equivalent
 Income (Loss) Statement
Interest and
 dividend income    $   28,411 $   28,168 $   27,817  $   27,934 $   27,803
Tax equivalent
 adjustment*               861        955        962         985      1,024
Interest expense         4,506      4,930      5,026       5,130      5,292
                    ---------- ---------- ----------  ---------- ----------
  Net interest
   income (tax
   equivalent)          24,766     24,193     23,753      23,789     23,535
Provision for loan
 losses                  2,850      1,950      8,784       3,600      2,100
                    ---------- ---------- ----------  ---------- ----------
  Net interest
   income after
   provision for
   loan losses          21,916     22,243     14,969      20,189     21,435
Non-interest income      7,971      7,176      9,056       5,217      5,795
Non-interest
 expense                21,290     20,721     24,382      22,669     21,791
                    ---------- ---------- ----------  ---------- ----------
Income (loss)
 before income tax
 expense                 8,597      8,698       (357)      2,737      5,439
Income tax expense
 (tax equivalent)*       2,896      2,981        136         798      1,866
                    ---------- ---------- ----------  ---------- ----------
  Net income (loss) $    5,701 $    5,717 $     (493) $    1,939 $    3,573
                    ========== ========== ==========  ========== ==========

(1) Does not reflect allowance for loan losses of $27,787, $28,245,
 $27,917, $29,385, and $30,130.
* Tax exempt income assumed at a statutory 35% federal rate

                                     Three Months Ended
                -----------------------------------------------------------
                  03/31/12    12/31/11    09/30/11    06/30/11    03/31/11
                ----------- ----------- ----------- ----------- -----------
Performance
 Ratios
 (annualized)
Return on
 Average Assets        0.73%       0.74%      -0.07%       0.27%       0.49%
Return on
 Average Equity        5.22%       5.26%      -0.45%       1.83%       3.45%
Non-Interest
 Income to
 Average Assets        1.02%       0.93%       1.21%       0.72%       0.80%
Non-Interest
 Expense to
 Average Assets        2.73%       2.68%       3.25%       3.12%       3.01%
Operating
 Efficiency
 Adjusted (2)         67.86%      67.80%      70.24%      70.99%      73.56%
Analysis of Net
 Interest Income
Yield on Loans         5.03%       5.13%       5.22%       5.41%       5.40%
Yield on
 Investment
 Securities- Tax
 Equivalent            2.81%       2.96%       2.81%       2.87%       2.91%
Yield on Earning
 Assets- Tax
 Equivalent            4.22%       4.26%       4.33%       4.50%       4.51%
Cost of Deposits       0.21%       0.23%       0.26%       0.29%       0.31%
Cost of
 Borrowings            3.52%       3.65%       3.69%       3.67%       3.58%
Cost of Interest
 Bearing
 Liabilities           0.84%       0.92%       0.98%       1.02%       1.06%
Net Interest
 Rate Spread-
 Tax Equivalent
 Basis                 3.38%       3.34%       3.35%       3.48%       3.45%
Net Interest
 Margin- Tax
 Equivalent
 Basis                 3.57%       3.54%       3.58%       3.70%       3.68%
Capital
 Information
 Data
Tier 1 Leverage
 Ratio- Bank
 Only                  8.55%       8.51%       8.14%       8.77%       9.10%
Tier 1 Risk-
 Based Capital-
 Bank Only          252,729     247,433     241,196     246,291     251,338
Total Risk-Based
 Capital- Bank
 Only               278,685     273,967     265,307     271,483     276,303
Tangible Capital
 Consolidated
 (3)                274,837     272,515     265,644     263,209     256,551
Tangible Capital
 as a % of
 Tangible Assets
 Consolidated
 (3)                   9.02%       9.34%       8.94%       9.37%       9.31%
Shares
 Outstanding     37,899,007  37,883,008  37,864,008  38,005,866  38,072,942
Shares
 Repurchased
 during
 qrtr(open
 market)                  -           -     183,000      66,108     125,744
Basic weighted
 common shares
 outstanding     37,280,651  37,252,464  37,332,121  37,368,391  37,496,395
Diluted common
 shares
 outstanding     37,316,778  37,252,464  37,332,245  37,370,213  37,497,467
Basic (loss)
 earnings per
 common share   $      0.15 $      0.15 $     (0.01)$      0.05 $      0.10
Diluted (loss)
 earnings per
 common share          0.15        0.15       (0.01)       0.05        0.10
Dividends Paid
 per common
 share                 0.06        0.06        0.06        0.06        0.06
Book Value per
 common share         11.60       11.55       11.39       11.29       11.04
Tangible Book
 Value per
 common share
 (3)                   7.25        7.19        7.02        6.93        6.74
Asset Quality
 Measurements
Non-performing
 loans (NPLs):
 non-accrual    $    47,715 $    38,896 $    36,477 $    42,226 $    29,765
Non-performing
 loans (NPLs):
 still accruing       4,247       7,017       4,090       5,837       7,412
Other Real
 Estate Owned         5,828       5,625       5,391       5,184       5,351
Non-performing
 assets (NPAs)       57,790      51,538      45,958      53,247      42,528
Troubled Debt
 Restructures
 still accruing       7,939       8,543       9,326       7,447      21,954
Net Charge-offs       3,308       1,622      10,252       4,345       3,006
Net Charge-offs
 as % of average
 loans
 (annualized)          0.74%       0.37%       2.41%       1.03%       0.71%
NPLs as % of
 total loans           2.89%       2.59%       2.38%       2.85%       2.21%
NPAs as % of
 total assets          1.80%       1.67%       1.46%       1.79%       1.46%
Allowance for
 loan losses as
 % of NPLs               53%         62%         69%         61%         81%
Allowance for
 loan losses as
 % of total
 loans                 1.54%       1.59%       1.64%       1.74%       1.79%
Special mention
 loans               37,379      18,424      23,026      24,099      27,050
Substandard /
 doubtful loans      89,135      99,383      93,989     103,825     113,927
                ----------- ----------- ----------- ----------- -----------

(2) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis.
 Moreover, most institutions, in calculating the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles)
 certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income). We follow these practices.
(3) Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors.
The following table shows the reconciliation of tangible equity and the tangible equity ratio:
                  03/31/12    12/31/11    09/30/11    06/30/11    03/31/11
                ----------- ----------- ----------- ----------- -----------
Total Assets    $ 3,210,871 $ 3,084,166 $ 3,137,402 $ 2,976,057 $ 2,919,291
Goodwill and
 other
 amortizable
 intangibles       (164,862)   (165,167)   (165,490)   (165,828)   (163,718)
                ----------- ----------- ----------- ----------- -----------
Tangible Assets $ 3,046,009 $ 2,918,999 $ 2,971,912 $ 2,810,229 $ 2,755,573
                ----------- ----------- ----------- ----------- -----------
Stockholders'
 equity             439,699     437,682     431,134     429,037     420,269
Goodwill and
 other
 amortizable
 intangibles       (164,862)   (165,167)   (165,490)   (165,828)   (163,718)
                ----------- ----------- ----------- ----------- -----------
Tangible
 Stockholders'
 equity         $   274,837 $   272,515 $   265,644 $   263,209 $   256,551
                ----------- ----------- ----------- ----------- -----------
Outstanding
 Shares          37,899,007  37,883,008  37,864,008  38,005,866  38,072,942
Tangible
 capital as a %
 of tangible
 assets
 (consolidated)        9.02%       9.34%       8.94%       9.37%       9.31%
Tangible book
 value per
 share          $      7.25 $      7.19 $      7.02 $      6.93 $      6.74

PROVIDENT BANK CONTACT:
Stephen Masterson
EVP & Chief Financial Officer
845.369.8040